Semiannual Report

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE
HIGH YIELD BOND FUND

SEMIANNUAL REPORT FOR
THE PERIOD ENDED
NOVEMBER 30, 2008


RIVERSOURCE HIGH YIELD BOND FUND SEEKS TO PROVIDE
SHAREHOLDERS WITH HIGH CURRENT INCOME AS ITS PRIMARY
OBJECTIVE AND, AS ITS SECONDARY OBJECTIVE, CAPITAL
GROWTH.

                                                    (SINGLE STRATEGY FUNDS ICON)

TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    3

Manager Commentary.................    7

Fund Expenses Example..............   14

Portfolio of Investments...........   17

Statement of Assets and
  Liabilities......................   29

Statement of Operations............   31

Statements of Changes in Net
  Assets...........................   33

Financial Highlights...............   35

Notes to Financial Statements......   44

Proxy Voting.......................   60



                     (DALBAR LOGO)

The RiverSource mutual fund shareholder reports have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The
Seal recognizes communications demonstrating a level of excellence in the industry.


--------------------------------------------------------------------------------
2  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

YOUR FUND AT A GLANCE ----------------------------------------------------------
(UNAUDITED)

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource High Yield Bond Fund (the Fund) Class A shares declined 26.68%
  (excluding sales charge) for the six months ended Nov. 30, 2008.

> The Fund outperformed its benchmark, the JP Morgan Global High Yield Index, which fell 31.31%.

> The Fund also outperformed the Lipper High Current Yield Bond Funds Index, representing the Fund's peer group, which declined 31.70% during the same time frame.

ANNUALIZED TOTAL RETURNS (for period ended Nov. 30, 2008)
--------------------------------------------------------------------------------


                          6 months*   1 year  3 years  5 years  10 years
------------------------------------------------------------------------
RiverSource High Yield
  Bond Fund Class A
  (excluding sales
  charge)                  -26.68%   -25.75%   -5.45%   +0.01%   +1.27%
------------------------------------------------------------------------
JP Morgan Global High
  Yield Index
  (unmanaged)(1)           -31.31%   -30.23%   -6.98%   -1.22%   +2.02%
------------------------------------------------------------------------
Lipper High Current
  Yield Bond Funds
  Index(2)                 -31.70%   -31.20%   -7.93%   -2.07%   +0.11%
------------------------------------------------------------------------


* Not annualized.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 4.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes. It is not possible to invest directly in an index.

(1) The JP Morgan Global High Yield Index is an unmanaged index used to mirror the investable universe of the U.S. dollar global high yield corporate debt market of both developed and emerging markets. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper High Current Yield Bond Funds Index includes the 30 largest high yield bond funds tracked by Lipper Inc. The index's returns include net reinvested dividends.


--------------------------------------------------------------------------------
                   RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------


STYLE MATRIX
--------------------------------------------------------------------------------



        DURATION
SHORT    INT.     LONG
                          HIGH
                          MEDIUM   QUALITY
           X              LOW



Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.


PORTFOLIO STATISTICS
--------------------------------------------------------------------------------

Weighted average life(1)     4.8 years
--------------------------------------
Effective duration(2)        3.2 years
--------------------------------------
Weighted average bond
  rating(3)                        BB-
--------------------------------------




ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
--------------------------------------------------------------------------------

                                Total fund    Net fund
                                 expenses   expenses(a)
-------------------------------------------------------
Class A                            1.13%       1.02%
-------------------------------------------------------
Class B                            1.89%       1.78%
-------------------------------------------------------
Class C                            1.88%       1.77%
-------------------------------------------------------
Class I                            0.72%       0.65%
-------------------------------------------------------
Class R2                           1.51%       1.45%
-------------------------------------------------------
Class R3                           1.26%       1.20%
-------------------------------------------------------
Class R4                           1.02%       0.95%
-------------------------------------------------------
Class R5                           0.78%       0.70%
-------------------------------------------------------
Class W                            1.17%       1.10%
-------------------------------------------------------


(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until May 31, 2009, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), will not exceed 1.02% for Class A, 1.78% for Class B, 1.77% for Class C, 0.65% for Class I, 1.45% for Class R2, 1.20% for Class R3, 0.95% for Class R4, 0.70% for Class R5 and 1.10% for Class W.

(1) WEIGHTED AVERAGE LIFE measures a bond's maturity, which takes into consideration the possibility that the issuer may call the bond before its maturity date.
(2) EFFECTIVE DURATION measures the sensitivity of a security's price to parallel shifts in the yield curve (the graphical depiction of the levels of interest rates from two years out to 30 years). Positive duration means that as rates rise, the price decreases, and negative duration means that as rates rise, the price increases.
(3) WEIGHTED AVERAGE BOND RATING represents the average credit quality of the underlying bonds in the portfolio.

There are risks associated with an investment in a bond fund, including credit risk, interest rate risk, and prepayment and extension risk. See the Fund's prospectus for information on these and other risks associated with the Fund. In general, bond prices rise when interest rates fall and vice versa. This effect is usually more pronounced for longer-term securities. Non-investment grade securities, commonly called "high-yield" or "junk" bonds, generally have more volatile prices and carry more risk to principal and income than investment grade securities.


--------------------------------------------------------------------------------
4  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT NOV. 30, 2008
                                                                             SINCE
Without sales charge      6 MONTHS*   1 YEAR  3 YEARS  5 YEARS  10 YEARS  INCEPTION**
Class A (inception
  12/8/83)                 -26.68%   -25.75%   -5.45%   +0.01%   +1.27%        N/A
-------------------------------------------------------------------------------------
Class B (inception
  3/20/95)                 -27.06%   -26.32%   -6.17%   -0.75%   +0.50%        N/A
-------------------------------------------------------------------------------------
Class C (inception
  6/26/00)                 -26.81%   -26.18%   -6.11%   -0.77%     N/A       +0.44%
-------------------------------------------------------------------------------------
Class I (inception
  3/4/04)                  -26.27%   -25.46%   -5.08%     N/A      N/A       -0.47%
-------------------------------------------------------------------------------------
Class R2 (inception
  12/11/06)                -26.85%   -26.30%     N/A      N/A      N/A      -13.47%
-------------------------------------------------------------------------------------
Class R3 (inception
  12/11/06)                -26.30%   -25.63%     N/A      N/A      N/A      -12.95%
-------------------------------------------------------------------------------------
Class R4 (inception
  3/20/95)                 -26.60%   -25.56%   -5.27%   +0.19%   +1.43%        N/A
-------------------------------------------------------------------------------------
Class R5 (inception
  12/11/06)                -26.56%   -25.50%     N/A      N/A      N/A      -12.83%
-------------------------------------------------------------------------------------
Class W (inception
  12/1/06)                 -26.68%   -26.05%     N/A      N/A      N/A      -13.05%
-------------------------------------------------------------------------------------

With sales charge
Class A (inception
  12/8/83)                 -30.25%   -29.29%   -6.94%   -0.97%   +0.75%        N/A
-------------------------------------------------------------------------------------
Class B (inception
  3/20/95)                 -30.58%   -29.75%   -7.20%   -1.04%   +0.50%        N/A
-------------------------------------------------------------------------------------
Class C (inception
  6/26/00)                 -27.52%   -26.86%   -6.11%   -0.77%     N/A       +0.44%
-------------------------------------------------------------------------------------



The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.


--------------------------------------------------------------------------------
                   RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  5

YOUR FUND AT A GLANCE (continued) ----------------------------------------------


AT DEC. 31, 2008
                                                                             SINCE
Without sales charge      6 MONTHS*   1 YEAR  3 YEARS  5 YEARS  10 YEARS  INCEPTION**
Class A (inception
  12/8/83)                 -23.82%   -24.59%   -5.18%   -0.11%   +1.58%        N/A
-------------------------------------------------------------------------------------
Class B (inception
  3/20/95)                 -24.51%   -25.55%   -6.07%   -0.97%   +0.76%        N/A
-------------------------------------------------------------------------------------
Class C (inception
  6/26/00)                 -24.34%   -25.40%   -6.00%   -1.00%     N/A       +0.60%
-------------------------------------------------------------------------------------
Class I (inception
  3/4/04)                  -24.07%   -24.68%   -4.97%     N/A      N/A       -0.15%
-------------------------------------------------------------------------------------
Class R2 (inception
  12/11/06)                -24.25%   -25.11%     N/A      N/A      N/A      -12.11%
-------------------------------------------------------------------------------------
Class R3 (inception
  12/11/06)                -23.73%   -24.46%     N/A      N/A      N/A      -11.62%
-------------------------------------------------------------------------------------
Class R4 (inception
  3/20/95)                 -23.73%   -24.38%   -4.88%   +0.07%   +1.75%        N/A
-------------------------------------------------------------------------------------
Class R5 (inception
  12/11/06)                -23.69%   -24.33%     N/A      N/A      N/A      -11.47%
-------------------------------------------------------------------------------------
Class W (inception
  12/1/06)                 -24.07%   -24.88%     N/A      N/A      N/A      -11.72%
-------------------------------------------------------------------------------------

With sales charge
Class A (inception
  12/8/83)                 -27.36%   -28.19%   -6.67%   -1.08%   +1.06%        N/A
-------------------------------------------------------------------------------------
Class B (inception
  3/20/95)                 -28.11%   -28.99%   -7.09%   -1.26%   +0.76%        N/A
-------------------------------------------------------------------------------------
Class C (inception
  6/26/00)                 -25.06%   -26.09%   -6.00%   -1.00%     N/A       +0.60%
-------------------------------------------------------------------------------------



Class A share performance reflects the maximum sales charge of 4.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to institutional investors only. Class W shares are offered through qualifying discretionary accounts.

 *Not annualized.
**For classes with less than 10 years performance.


--------------------------------------------------------------------------------
6  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

MANAGER COMMENTARY -------------------------------------------------------------
(UNAUDITED)

Dear Shareholders:

RiverSource High Yield Bond Fund (the Fund) Class A shares declined 26.68% (excluding sales charge) for the six months ended Nov. 30, 2008. The Fund outperformed its benchmark, the JP Morgan Global High Yield Index (JP Morgan Index), which fell 31.31%. The Fund also outperformed the Lipper High Current Yield Bond Funds Index, representing the Fund's peer group, which declined 31.70% during the same time frame.

SIGNIFICANT PERFORMANCE FACTORS
The high yield corporate bond market exhibited relative stability during the first months of the semiannual period. However, an ongoing litany of bad news, beginning in mid-September with the bankruptcy of Lehman Brothers, drove credit markets, in general, and the high yield corporate bond market, in particular, to decline sharply. High yield corporate bond spreads, or the yield differential between these securities and Treasuries, widened significantly, as a succession of financial institutions went out of business, were forced to merge or were taken over by the U.S. government. The effect of the near-collapse of the financial system on the high yield corporate bond market was compounded during the period by poor technical and fundamental factors. On the technicals side, there was tremendous forced selling, as hedge funds and others liquidated

SECTOR DIVERSIFICATION(1) (at Nov. 30, 2008; % of portfolio assets)
---------------------------------------------------------------------

Consumer Discretionary                     19.2%
------------------------------------------------
Consumer Staples                            6.2%
------------------------------------------------
Energy                                      7.4%
------------------------------------------------
Financials                                  4.5%
------------------------------------------------
Health Care                                 8.8%
------------------------------------------------
Industrials                                 3.8%
------------------------------------------------
Materials                                  11.1%
------------------------------------------------
Mortgage-Backed                             0.2%
------------------------------------------------
Telecommunication                          24.9%
------------------------------------------------
Utilities                                   6.5%
------------------------------------------------
Other(2)                                    7.4%
------------------------------------------------


(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.
(2) Cash & Cash Equivalents.


--------------------------------------------------------------------------------
                   RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------


portfolios. This hit the high yield bank loan sector particularly hard, but dragged down high yield corporate bonds as well. At the same time, growing concerns about a consumer-led recession led to weak fundamentals for many companies issuing debt. The toxic combination of these factors led to extremely high levels of investor risk aversion and thus the significant market decline in the high yield corporate bond market. At the end of November, high yield corporate bond spreads stood at the widest levels seen in recent history.

While a broad-based decline across all sectors of the JP Morgan Index generated disappointing performance for the Fund, sector and security selection decisions overall supported its outperformance of its benchmark index and peer group on a relative basis. The Fund's overweight positioning in the health care, wireline telecommunications and cable TV industries helped its results most relative to the JP Morgan Index, as these defensive, comparatively stable sectors proved to be less volatile than others in the high yield bond market. The Fund's underweight positions in the automotive industry and technology sector also contributed positively to performance, as these areas fared poorly during the period.


QUALITY BREAKDOWN (at Nov. 30, 2008; % of portfolio assets excluding cash equivalents and equities)
---------------------------------------------------------------------

AAA bonds                                   0.3%
------------------------------------------------
BBB bonds                                   3.6%
------------------------------------------------
BB bonds                                   33.8%
------------------------------------------------
B bonds                                    46.9%
------------------------------------------------
CCC bonds                                  13.7%
------------------------------------------------
CC bonds                                    0.1%
------------------------------------------------
C bonds                                     0.3%
------------------------------------------------
Non-rated bonds                             1.3%
------------------------------------------------


Bond ratings apply to the underlying holdings of the Fund and not the Fund itself. Whenever possible, the Standard and Poor's rating is used to determine the credit quality of a security. Standard and Poor's rates the creditworthiness of corporate bonds, with 15 categories, ranging from AAA (highest) to D (lowest). Ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. If Standard and Poor's doesn't rate a security, then Moody's rating is used. RiverSource Investments, LLC, the Fund's investment manager, rates a security using an internal rating system when Moody's doesn't provide a rating. Ratings for 1.4% of the bond portfolio assets were determined through internal analysis.


--------------------------------------------------------------------------------
8  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


From an individual security perspective, a holding in subprime auto lender TRIAD ACQUISITION actually performed well during the period. In winding down its business, Triad made a tender offer to buy its own bonds at a premium to where they were trading, and we took advantage of the offer. A position in wireless telecommunications company CENTENNIAL COMMUNICATIONS also contributed to the Fund's results, as it agreed during the period to be sold to AT&T. The bank debt of paper company GEORGIA-PACIFIC traded higher in a brief rebound during the period, and we took the opportunity to sell the Fund's position at a profit.

Conversely, the Fund's positioning in the gaming industry detracted from its results. The Fund began the period with a roughly equal weighting to the JP Morgan Index in gaming. We increased exposure to this area during the semiannual period based on a long-held and widespread view that gaming was a rather recession-resistant industry. However, the gaming industry surprised many when it was hit hard during the period

TOP TEN HOLDINGS (at Nov. 30, 2008; % of portfolio assets)
---------------------------------------------------------------------

Triad Acquisition
11.13% 2013                                 2.0%
------------------------------------------------
ASG Consolidated LLC/Finance
11.50% 2011                                 1.8%
------------------------------------------------
INVISTA
9.25% 2012                                  1.5%
------------------------------------------------
Liberty Media LLC
5.70% 2013                                  1.5%
------------------------------------------------
Dresser
7.99% 2015                                  1.4%
------------------------------------------------
Centennial Communications
9.63% 2013                                  1.3%
------------------------------------------------
NRG Energy
7.38% 2017                                  1.3%
------------------------------------------------
Rainbow Natl Services LLC
8.75% 2012                                  1.2%
------------------------------------------------
Cott Beverages USA
8.00% 2011                                  1.1%
------------------------------------------------
CSC Holdings
8.50% 2015                                  1.1%
------------------------------------------------



For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.


--------------------------------------------------------------------------------
                   RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------



by the downturn in the economy, especially casinos in Las Vegas. Fund positions in FONTAINEBLEAU LAS VEGAS HOLDINGS and STATION CASINOS were particular disappointments. The Fund held both bonds and bank debt in a casino construction project of Fontainebleau Las Vegas. While the project remained on time and on budget, its prospects for profitability going forward grew dimmer, given the economic outlook and the tremendous amount of other new construction taking place in Las Vegas. The position fell rather dramatically during the period, but we continued to hold it given our view of ultimate value relative to current market prices. Station Casinos is a casino operator, primarily in Las Vegas, which had conducted a leveraged buyout. It, too, declined along with the gaming industry as a whole, but given its highly leveraged balance sheets, we sold the Fund's position in Station Casinos by the end of the period.

An overweight exposure to the energy sector further detracted from the Fund's results, which was hurt by declining oil and gas prices during the period. We reduced the Fund's position as energy prices declined, but not fast enough to completely avoid feeling the impact of the sector's downturn. A modest overweight position in chemicals also hurt, as many companies in this area proved to be sensitive to economic pressures. In the packaging industry, a position in VITRO, a Mexican glass bottle manufacturer, detracted from the Fund's performance. Vitro experienced both fundamental weakness and problems due to derivatives exposure. The Fund continued to hold a position in this issue however, as we believe Vitro's prospects remain solid.

CHANGES TO THE FUND'S PORTFOLIO
Overall, we sought to take profits from those sectors and securities that had performed well during the prior fiscal period in order to take advantage of opportunities created by more recent weakness in the high yield corporate bond market. For example, as mentioned, following a sustained period of strong performance, we reduced the Fund's position in energy to a rather neutral weight compared to the JP Morgan Index as oil and gas prices declined. Primarily for issue-specific reasons, we also reduced the Fund's overweight position in health care to a more modest overweight allocation. Seeing more attractive opportunities elsewhere, we redeployed the proceeds into the gaming sector, as mentioned, and into the cable industry, bringing both to overweight positions. Within gaming,

--------------------------------------------------------------------------------
10  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


we focused on what are considered new jurisdictions, such as Native American casinos, which we still consider to be compelling opportunities, and steered away from established jurisdictions, such as Las Vegas and Atlantic City. We added select positions in cable TV and satellite cable providers, as this industry has historically been a defensive area featuring a rather stable cash flow.

We selectively added bank loan exposure across certain core holdings in the Fund during this period of market weakness, as these securities tend to be comparatively defensive in nature over time. We continued to find value in these securities at quite attractive levels. Certainly bank loans can be volatile over the short term, as was seen during this period. However, in many cases, holdings in these bank loans positioned the Fund in a more senior part of a company's capital structure, thus reducing the overall risk within the portfolio over the longer term.

At the end of the period, the Fund had materially greater exposure than the JP Morgan Index in the cable TV, gaming, and wireline telecommunications industries with a lesser overweight in the health care sector. Underweights in the Fund's portfolio included the housing, technology, manufacturing and industrial, retail and automotive areas. The Fund also maintained holdings in the energy, utilities and wireless telecommunications industries, each at approximately equal weighting to the JP Morgan Index.

OUR FUTURE STRATEGY
In our view, the high yield corporate bond market may well continue to be choppy and volatile over


  In our view, the high yield corporate bond market may well continue to be choppy and volatile over the months ahead.






--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  11

MANAGER COMMENTARY (continued) -------------------------------------------------


the months ahead. Several factors contributing to our outlook including unemployment possibly heading over 7%, consumers likely to be increasing their savings at the expense of spending, the possibility of the credit crisis resulting in a recession that lasts well into 2009, and the deterioration of the bank lending environment and companies' ability to access capital. The outcome of these concerns is key to the default rate going forward. For 2009, we anticipate that the default rate may well soar into the 8% to 10% range. One of the major questions that faces the market going forward is how, outside of interest rate cuts, the Fed and the incoming Presidential administration will be able to stimulate the economy. All told, this scenario indicates a difficult environment for the high yield corporate bond market over the near term.

Over the long term, we believe that many securities in the high yield sector were trading at extremely compelling values at the end of the semiannual period. Given this view, we intend to begin carefully moving the Fund's portfolio away from its defensive posture to a slightly more aggressive stance. In doing so, we are seeking to take positions in those select issues that have strong fundamentals and solid prospects but that have fallen significantly in recent months.

In implementing this strategy going forward, we believe more than ever that the key to potential outperformance will be leveraging our strength in credit research. We strive to select the right bonds while maintaining a diligent review of potential credit risks at individual companies. We sell bonds when we believe that risks outweigh a bond's total return potential.


--------------------------------------------------------------------------------
12  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------


We have a bottom-up approach when selecting credits. One of our competitive advantages is that our team of nine analysts performs in-depth research to acquire deep knowledge and insight of the industries it covers. We believe that good security selection based on quality and in-depth security research will be key to performance in the near term. We intend, of course, to continue to seek opportunities to capitalize on attractively valued bonds that have the potential for positive returns.


(PHOTO - )

Scott Schroepfer, CFA(R)
Portfolio Manager



Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.


--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  13

FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Nov. 30, 2008.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


--------------------------------------------------------------------------------
14  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

                                  BEGINNING        ENDING        EXPENSES
                                ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                 JUNE 1, 2008  NOV. 30, 2008  THE PERIOD(A)  EXPENSE RATIO
------------------------------------------------------------------------------------------
Class A
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  733.20        $4.41          1.02%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,019.85        $5.14          1.02%
------------------------------------------------------------------------------------------

Class B
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  729.40        $7.67          1.78%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,016.06        $8.95          1.78%
------------------------------------------------------------------------------------------

Class C
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  731.90        $7.64          1.77%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,016.11        $8.90          1.77%
------------------------------------------------------------------------------------------

Class I
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  737.30        $2.82           .65%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,021.69        $3.28           .65%
------------------------------------------------------------------------------------------

Class R2
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  731.50        $6.26          1.45%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,017.70        $7.29          1.45%
------------------------------------------------------------------------------------------

Class R3
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  737.00        $5.20          1.20%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,018.95        $6.04          1.20%
------------------------------------------------------------------------------------------

Class R4
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  734.00        $4.11           .95%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,020.19        $4.78           .95%
------------------------------------------------------------------------------------------

Class R5
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  734.40        $3.03           .70%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,021.44        $3.53           .70%
------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  15

FUND EXPENSES EXAMPLE (continued) ----------------------------------------------

                                  BEGINNING        ENDING        EXPENSES
                                ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                 JUNE 1, 2008  NOV. 30, 2008  THE PERIOD(A)  EXPENSE RATIO
------------------------------------------------------------------------------------------
Class W
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  733.20        $4.75          1.10%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,019.45        $5.54          1.10%
------------------------------------------------------------------------------------------



(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended Nov. 30, 2008: -26.68% for Class A, -27.06% for Class B, -26.81% for Class C, -26.27% for Class I, -26.85% for Class R2, -26.30% for Class R3, -26.60% for Class R4, -26.56%
    for Class R5 and -26.68% for Class W.


--------------------------------------------------------------------------------
16  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

NOV. 30, 2008 (UNAUDITED)
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES



BONDS (78.3%)
                                                    COUPON         PRINCIPAL
ISSUER                                               RATE            AMOUNT               VALUE(a)
MORTGAGE-BACKED (0.2%)(F)
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2007-OH3 Cl A3
 09-25-47                                              1.90%        $8,876,968(i)       $2,073,730
--------------------------------------------------------------------------------------------------

AEROSPACE & DEFENSE (1.8%)
Alion Science and Technology
 02-01-15                                             10.25         10,600,000           5,830,000
L-3 Communications
 06-15-12                                              7.63            983,000             904,360
 07-15-13                                              6.13          2,035,000           1,729,750
L-3 Communications
 Series B
 10-15-15                                              6.38          8,575,000           7,117,250
Moog
 Sr Sub Nts
 06-15-18                                              7.25            629,000(d)          484,330
                                                                                       -----------
Total                                                                                   16,065,690
--------------------------------------------------------------------------------------------------

BROKERAGE (0.1%)
Lehman Brothers Holdings
 Sr Unsecured
 05-02-18                                              6.88          6,150,000(b,g,o)      615,000
--------------------------------------------------------------------------------------------------

BUILDING MATERIALS (0.8%)
Gibraltar Inds
 Series B
 12-01-15                                              8.00         11,907,000           7,441,875
--------------------------------------------------------------------------------------------------

CHEMICALS (4.6%)
Chemtura
 06-01-16                                              6.88         14,736,000           8,104,800
Hexion US Finance/Nova Scotia Finance
 Sr Secured
 11-15-14                                              9.75          6,881,000           3,578,120
INVISTA
 Sr Unsecured
 05-01-12                                              9.25         16,861,000(d)       13,320,190
MacDermid
 Sr Sub Nts
 04-15-17                                              9.50          7,518,000(d)        3,909,360
Momentive Performance
 Pay-in-kind
 12-01-14                                             10.13         15,620,000(n)        4,607,900
NALCO
 11-15-11                                              7.75          3,370,000           2,990,875
 11-15-13                                              8.88          5,155,000           4,124,000
                                                                                       -----------
Total                                                                                   40,635,245
--------------------------------------------------------------------------------------------------

CONSUMER CYCLICAL SERVICES (0.7%)
West Corp
 10-15-16                                             11.00         14,909,000           6,410,870
--------------------------------------------------------------------------------------------------

CONSUMER PRODUCTS (2.1%)
AAC Group Holding
 Sr Unsecured
 10-01-12                                             10.25          5,800,000(d)        5,220,000
American Achievement Group Holding
 Sr Unsecured Pay-in-kind
 10-01-12                                             14.75          1,632,455(n)        1,552,873
Jarden
 05-01-17                                              7.50          7,263,000           4,720,950
Sealy Mattress
 06-15-14                                              8.25          2,256,000           1,229,520
Visant Holding
 Sr Disc Nts
 (Zero coupon through 12-01-08, thereafter 10.25%)
 12-01-13                                              8.91          4,815,000(m)        3,514,950
Visant Holding
 Sr Nts
 12-01-13                                              8.75          3,080,000           2,217,600
                                                                                       -----------
Total                                                                                   18,455,893
--------------------------------------------------------------------------------------------------



                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  17

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

BONDS (CONTINUED)
                                                    COUPON         PRINCIPAL
ISSUER                                               RATE            AMOUNT               VALUE(a)

ELECTRIC (5.1%)
Dynegy Holdings
 Sr Unsecured
 05-01-16                                              8.38%        $4,852,000          $3,372,140
 05-15-18                                              7.13          8,020,000           4,731,800
Edison Mission Energy
 Sr Unsecured
 06-15-16                                              7.75          1,672,000           1,308,340
Energy Future Holdings
 11-01-17                                             10.88         10,711,000(d)        6,908,595
Midwest Generation LLC
 Pass-Through Ctfs Series B
 01-02-16                                              8.56          5,858,628           5,360,644
Mirant North America LLC
 12-31-13                                              7.38          7,769,000           6,720,185
NRG Energy
 01-15-17                                              7.38         14,165,000          11,438,238
Texas Competitive Electric Holdings LLC
 11-01-15                                             10.25          7,395,000(d)        4,732,800
                                                                                       -----------
Total                                                                                   44,572,742
--------------------------------------------------------------------------------------------------

ENTERTAINMENT (1.4%)
AMC Entertainment
 02-01-16                                             11.00          5,748,000           4,081,080
United Artists Theatre Circuit
 Pass-Through Ctfs Series BB5
 07-01-15                                              9.30          6,368,250(k)        5,986,154
United Artists Theatre Circuit
 Pass-Through Ctfs Series BC3
 07-01-15                                              9.30          2,047,393(k)        1,924,550
                                                                                       -----------
Total                                                                                   11,991,784
--------------------------------------------------------------------------------------------------

ENVIRONMENTAL (0.1%)
Clean Harbors
 Sr Secured
 07-15-12                                             11.25            957,000             972,551
--------------------------------------------------------------------------------------------------

FOOD AND BEVERAGE (3.8%)
ASG Consolidated LLC/Finance
 Sr Disc Nts
 11-01-11                                             11.50         19,195,000          16,411,725
Cott Beverages USA
 12-15-11                                              8.00         16,541,000           9,759,190
Pinnacle Foods Finance LLC
 04-01-17                                             10.63         13,508,000           7,564,480
                                                                                       -----------
Total                                                                                   33,735,395
--------------------------------------------------------------------------------------------------

GAMING (6.8%)
Boyd Gaming
 Sr Sub Nts
 02-01-16                                              7.13         15,590,000           8,808,350
Circus & Eldorado Jt Venture/Silver
 Legacy Capital
 1st Mtge
 03-01-12                                             10.13          9,215,000           5,943,675
Firekeepers Development Authority
 Sr Secured
 05-01-15                                             13.88          7,160,000(d)        4,725,600
Fontainebleau Las Vegas Holdings LLC/Capital
 2nd Mtge
 06-15-15                                             10.25         14,586,000(d)        1,896,180
Indianapolis Downs LLC/Capital
 Sr Secured
 11-01-12                                             11.00          7,040,000(d)        3,308,800
MGM Mirage
 04-01-13                                              6.75          2,475,000           1,287,000
 06-01-16                                              7.50          4,450,000           2,291,750
MGM Mirage
 Sr Secured
 11-15-13                                             13.00          5,150,000(d)        4,377,500
Pokagon Gaming Authority
 Sr Nts
 06-15-14                                             10.38          8,325,000(d)        7,034,625
Shingle Springs Tribal Gaming Authority
 Sr Nts
 06-15-15                                              9.38         15,499,000(d)        7,362,025
Tunica-Biloxi Gaming Authority
 Sr Unsecured
 11-15-15                                              9.00         10,245,000(d)        8,759,475
Wynn Las Vegas LLC/Capital
 1st Mtge
 12-01-14                                              6.63          3,700,000           2,617,750
                                                                                       -----------
Total                                                                                   58,412,730
--------------------------------------------------------------------------------------------------



See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
18  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

BONDS (CONTINUED)
                                                    COUPON         PRINCIPAL
ISSUER                                               RATE            AMOUNT               VALUE(a)

GAS DISTRIBUTORS (0.9%)
Southwestern Energy
 Sr Nts
 02-01-18                                              7.50%        $4,875,000(d)       $4,119,375
Williams Partners LP/Finance
 Sr Unsecured
 02-01-17                                              7.25          4,835,000           3,795,475
                                                                                       -----------
Total                                                                                    7,914,850
--------------------------------------------------------------------------------------------------

GAS PIPELINES (0.6%)
Southern Star Central
 Sr Nts
 03-01-16                                              6.75          6,815,000           5,520,150
--------------------------------------------------------------------------------------------------

HEALTH CARE (5.9%)
Community Health Systems
 07-15-15                                              8.88          8,208,000           6,586,920
DaVita
 03-15-13                                              6.63          4,421,000           3,912,585
 03-15-15                                              7.25          4,236,000           3,664,140
HCA
 Sr Secured
 11-15-16                                              9.25          1,255,000           1,019,688
HCA
 Sr Secured Pay-in-kind
 11-15-16                                              9.63          2,860,000(n)        2,059,200
HCA
 Sr Unsecured
 02-15-16                                              6.50         12,190,000           6,826,400
NMH Holdings
 Sr Unsecured Pay-in-kind
 06-15-14                                              9.94          5,927,654(d,i,n)    4,208,634
Omnicare
 12-15-13                                              6.75          4,638,000           3,872,730
Omnicare
 Sr Sub Nts
 06-01-13                                              6.13          3,765,000           3,012,000
Select Medical
 Sr Unsecured
 09-15-15                                              8.83         15,812,000(i)        9,012,840
Vanguard Health Holding I LLC
 (Zero coupon through 10-01-09,
 thereafter 11.25%)
 10-01-15                                              7.09          2,955,000(m)        2,275,350
Vanguard Health Holding II LLC
 10-01-14                                              9.00          6,532,000           5,225,600
                                                                                       -----------
Total                                                                                   51,676,087
--------------------------------------------------------------------------------------------------

HOME CONSTRUCTION (1.5%)
K Hovnanian Enterprises
 Sr Secured
 05-01-13                                             11.50          7,930,000           6,066,450
Norcraft Holdings LP/Capital
 Sr Disc Nts
 09-01-12                                              9.75          6,200,000           4,960,000
William Lyon Homes
 02-15-14                                              7.50         12,380,000           2,352,200
                                                                                       -----------
Total                                                                                   13,378,650
--------------------------------------------------------------------------------------------------

INDEPENDENT ENERGY (6.0%)
Chesapeake Energy
 08-15-14                                              7.00          5,722,000           4,348,720
 01-15-16                                              6.63          6,892,000           4,807,170
 01-15-18                                              6.25          2,520,000           1,650,600
Compton Petroleum Finance
 12-01-13                                              7.63         10,221,000(c)        4,190,610
Connacher Oil and Gas
 Sr Secured
 12-15-15                                             10.25          9,160,000(c,d)      4,763,200
EXCO Resources
 01-15-11                                              7.25          9,018,000           6,943,860
Hilcorp Energy I LP/Finance
 Sr Unsecured
 11-01-15                                              7.75          9,690,000(d)        6,928,350
Quicksilver Resources
 08-01-15                                              8.25          6,324,000           4,110,600
 04-01-16                                              7.13          3,900,000           2,242,500
Range Resources
 05-15-16                                              7.50          3,250,000           2,697,500
 05-01-18                                              7.25          2,010,000           1,602,975
SandRidge Energy
 Pay-in-kind
 04-01-15                                              8.63         11,738,000(n)        7,453,630
                                                                                       -----------
Total                                                                                   51,739,715
--------------------------------------------------------------------------------------------------



                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  19

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

BONDS (CONTINUED)
                                                    COUPON         PRINCIPAL
ISSUER                                               RATE            AMOUNT               VALUE(a)

MEDIA CABLE (3.3%)
Charter Communications Holdings II LLC/Capital
 10-01-13                                             10.25%        $7,680,000          $3,494,400
 10-01-13                                             10.25          2,860,000(d)        1,215,500
Charter Communications Holdings II LLC/Capital
 Sr Unsecured Series B
 09-15-10                                             10.25          4,617,000           2,193,075
Charter Communications Operating LLC/Capital
 Sr Secured
 04-30-14                                              8.38          4,056,000(d)        2,758,080
CSC Holdings
 Sr Unsecured
 06-15-15                                              8.50         12,095,000(d)        9,676,000
Mediacom LLC/Capital
 Sr Unsecured
 01-15-13                                              9.50          7,220,000           5,920,400
Virgin Media Finance
 04-15-14                                              8.75          5,145,000(c)        3,717,263
                                                                                       -----------
Total                                                                                   28,974,718
--------------------------------------------------------------------------------------------------

MEDIA NON CABLE (9.2%)
Dex Media
 Sr Disc Nts
 11-15-13                                              9.00          4,505,000             585,650
Dex Media West LLC/Finance
 Sr Sub Nts Series B
 08-15-13                                              9.88          3,819,000             840,180
DIRECTV Holdings LLC/Financing
 06-15-15                                              6.38          5,175,000           4,204,688
 05-15-16                                              7.63          7,266,000           6,194,265
EchoStar DBS
 10-01-14                                              6.63          5,040,000           3,603,600
 02-01-16                                              7.13         10,449,000           7,418,790
Intelsat
 Sr Unsecured
 08-15-14                                              9.25          6,925,000(d)        5,886,250
Lamar Media
 08-15-15                                              6.63          7,632,000           5,533,200
Lamar Media
 Series B
 08-15-15                                              6.63          6,030,000           4,371,750
Lamar Media
 Series C
 08-15-15                                              6.63          4,146,000           3,005,850
LBI Media
 Sr Sub Nts
 08-01-17                                              8.50          5,112,000(d)        1,789,200
Liberty Media LLC
 Sr Unsecured
 05-15-13                                              5.70         19,626,000          13,167,966
LIN Television
 05-15-13                                              6.50          2,655,000           1,234,575
LIN Television
 Series B
 05-15-13                                              6.50            640,000             297,600
Nielsen Finance LLC
 08-01-14                                             10.00          6,230,000           4,485,600
Radio One
 02-15-13                                              6.38          9,914,000           3,370,760
Rainbow Natl Services LLC
 09-01-12                                              8.75         12,485,000(d)       10,986,800
 09-01-14                                             10.38          3,003,000(d)        2,597,595
RH Donnelley
 Sr Unsecured
 01-15-13                                              6.88          1,579,000             205,270
                                                                                       -----------
Total                                                                                   79,779,589
--------------------------------------------------------------------------------------------------

METALS (1.6%)
CII Carbon LLC
 11-15-15                                             11.13          3,890,000(d)        3,656,600
Freeport-McMoRan Copper & Gold
 Sr Unsecured
 04-01-15                                              8.25          7,965,000           5,774,625
 04-01-17                                              8.38          1,350,000             958,500
Noranda Aluminum Acquisition
 Pay-in-kind
 05-15-15                                              6.60         11,258,000(i,n)      3,658,850
                                                                                       -----------
Total                                                                                   14,048,575
--------------------------------------------------------------------------------------------------

NON CAPTIVE CONSUMER (2.1%)
Triad Acquisition
 Sr Unsecured Series B
 05-01-13                                             11.13         23,225,000          18,115,500
--------------------------------------------------------------------------------------------------



See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
20  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

BONDS (CONTINUED)
                                                    COUPON         PRINCIPAL
ISSUER                                               RATE            AMOUNT               VALUE(a)

NON CAPTIVE DIVERSIFIED (0.3%)
Ford Motor Credit LLC
 Sr Unsecured
 08-10-11                                              9.88%        $2,947,000          $1,414,560
GMAC LLC
 Sr Unsecured
 08-28-12                                              6.88          3,105,000           1,086,964
                                                                                       -----------
Total                                                                                    2,501,524
--------------------------------------------------------------------------------------------------

OIL FIELD SERVICES (0.2%)
Helix Energy Solutions Group
 Sr Unsecured
 01-15-16                                              9.50          3,068,000(d)        1,610,700
--------------------------------------------------------------------------------------------------

OTHER FINANCIAL INSTITUTIONS (1.2%)
Cardtronics
 08-15-13                                              9.25          8,906,000           6,601,573
Cardtronics
 Series B
 08-15-13                                              9.25          5,653,000           4,190,286
                                                                                       -----------
Total                                                                                   10,791,859
--------------------------------------------------------------------------------------------------

OTHER INDUSTRY (0.7%)
Chart Inds
 Sr Sub Nts
 10-15-15                                              9.13          9,185,000           6,567,275
--------------------------------------------------------------------------------------------------

PACKAGING (0.5%)
Vitro
 02-01-17                                              9.13         16,236,000(c)        4,302,540
--------------------------------------------------------------------------------------------------

PAPER (2.3%)
Boise Cascade LLC
 10-15-14                                              7.13          6,482,000           3,629,920
Cascades
 02-15-13                                              7.25          2,985,000(c)        1,671,600
Georgia-Pacific LLC
 01-15-17                                              7.13          4,918,000(d)        3,614,730
Jefferson Smurfit US
 Sr Unsecured
 06-01-13                                              7.50          8,335,000           2,417,150
NewPage
 Sr Secured
 05-01-12                                             10.00         11,127,000           6,008,580
Norampac
 06-01-13                                              6.75          4,247,000(c)        2,165,970
Smurfit-Stone Container Enterprises
 Sr Unsecured
 03-15-17                                              8.00          3,535,000             936,775
                                                                                       -----------
Total                                                                                   20,444,725
--------------------------------------------------------------------------------------------------

PHARMACEUTICALS (1.0%)
Warner Chilcott
 02-01-15                                              8.75          9,902,000           8,738,515
--------------------------------------------------------------------------------------------------

RETAILERS (0.3%)
Neiman Marcus Group
 Pay-in-kind
 10-15-15                                              9.00          5,605,000(n)        2,382,125
--------------------------------------------------------------------------------------------------

TECHNOLOGY (2.1%)
Communications & Power Inds
 02-01-12                                              8.00          9,130,000           7,486,600
CPI Intl
 Sr Unsecured
 02-01-15                                              8.88          1,825,000(i)        1,797,625
SS&C Technologies
 12-01-13                                             11.75          3,414,000           3,021,390
SunGard Data Systems
 08-15-15                                             10.25         10,890,000           6,316,200
                                                                                       -----------
Total                                                                                   18,621,815
--------------------------------------------------------------------------------------------------

TRANSPORTATION SERVICES (0.8%)
Hertz
 01-01-14                                              8.88          2,930,000           1,512,613
 01-01-16                                             10.50          9,479,000           3,791,600
Quality Distribution LLC/Capital
 01-15-12                                              9.25          4,239,000(i)        1,504,845
                                                                                       -----------
Total                                                                                    6,809,058
--------------------------------------------------------------------------------------------------

WIRELESS (4.7%)
Centennial Communications
 Sr Nts
 01-01-13                                              9.63         12,491,000(i)       11,679,085
Cricket Communications
 07-15-15                                             10.00          5,915,000(d)        4,909,450
MetroPCS Wireless
 11-01-14                                              9.25          9,995,000           8,195,900


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  21

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

BONDS (CONTINUED)
                                                    COUPON         PRINCIPAL
ISSUER                                               RATE            AMOUNT               VALUE(a)
WIRELESS (CONT.)
Nextel Communications
 Series D
 08-01-15                                              7.38%       $22,311,000          $8,924,400
Nextel Communications
 Series E
 10-31-13                                              6.88            365,000             153,300
Sprint Capital
 01-30-11                                              7.63         10,570,000           7,610,400
                                                                                       -----------
Total                                                                                   41,472,535
--------------------------------------------------------------------------------------------------

WIRELINES (5.7%)
Fairpoint Communications
 Sr Unsecured
 04-01-18                                             13.13          7,865,000(d)        4,011,150
Frontier Communications
 Sr Unsecured
 03-15-19                                              7.13          9,705,000           5,604,638
GCI
 Sr Unsecured
 02-15-14                                              7.25          4,930,000           3,956,325
Level 3 Communications
 Sub Nts
 09-15-09                                              6.00          3,050,000           2,806,000
Level 3 Financing
 03-15-13                                             12.25          5,525,000           3,176,875
Qwest
 Sr Unsecured
 06-15-15                                              7.63         11,190,000           8,448,450
 06-01-17                                              6.50         11,610,000           8,127,000
Windstream
 08-01-13                                              8.13          1,875,000           1,546,875
 08-01-16                                              8.63         11,807,000           9,209,459
 03-15-19                                              7.00          4,605,000           3,188,963
                                                                                       -----------
Total                                                                                   50,075,735
--------------------------------------------------------------------------------------------------
TOTAL BONDS
(Cost: $1,008,878,768)                                                                $686,849,745
--------------------------------------------------------------------------------------------------



SENIOR LOANS (15.2%)(h)
                                                    COUPON         PRINCIPAL
BORROWER                                             RATE            AMOUNT               VALUE(a)
AEROSPACE & DEFENSE (0.3%)
Alion Science and Technology
 Term Loan
 TBD                                                    TBD         $4,565,000(g,p)     $2,967,250
--------------------------------------------------------------------------------------------------

AUTOMOTIVE (0.8%)
Ford Motor
 Term Loan
 TBD                                                    TBD          3,110,000(g,p)      1,265,770
 12-15-13                                              4.43%         8,257,975           3,360,995
Lear
 Term Loan
 TBD                                                    TBD          1,935,000(g,p)        932,032
 06-27-14                                         3.59-6.26          3,075,000           1,481,135
                                                                                       -----------
Total                                                                                    7,039,932
--------------------------------------------------------------------------------------------------

CHEMICALS (0.8%)
Hexion Specialty Chemicals
 Tranche C Term Loan
 TBD                                                    TBD         13,162,520(g,p)      7,019,967
--------------------------------------------------------------------------------------------------

CONSUMER CYCLICAL SERVICES (0.5%)
West Corp
 Tranche B2 Term Loan
 TBD                                                    TBD          2,094,837(g,p)      1,298,799
 10-24-13                                         3.77-4.73          4,852,215           3,008,373
                                                                                       -----------
Total                                                                                    4,307,172
--------------------------------------------------------------------------------------------------

ENTERTAINMENT (0.3%)
AMC Entertainment
 Pay-in-kind Term Loan
 06-13-12                                              7.82          5,910,940(n)        2,955,470
--------------------------------------------------------------------------------------------------

FOOD AND BEVERAGE (0.3%)
Pinnacle Foods Finance LLC
 Term Loan
 04-02-14                                         5.60-6.80          3,823,901           2,619,372
--------------------------------------------------------------------------------------------------

GAMING (1.6%)
Fontainebleau Las Vegas
 Delayed Draw Term Loan
 TBD                                                    TBD          5,657,216(g,p,q)    1,923,453
Fontainebleau Las Vegas
 Tranche B Term Loan
 06-06-14                                              6.07         11,314,432           3,846,907


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
22  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

SENIOR LOANS (CONTINUED)
                                                    COUPON         PRINCIPAL
BORROWER                                             RATE            AMOUNT               VALUE(a)
GAMING (CONT.)
Great Lakes Gaming of Michigan
 Term Loan
 08-15-12                                              9.00%        $8,230,891(k)       $8,066,274
                                                                                       -----------
Total                                                                                   13,836,634
--------------------------------------------------------------------------------------------------

HEALTH CARE (2.0%)
HCA
 Tranche B Term Loan
 11-17-13                                              6.01         11,595,783           8,669,819
IASIS Healthcare LLC
 Pay-in-kind Term Loan
 06-13-14                                              8.76         17,913,812(n)        8,956,906
                                                                                       -----------
Total                                                                                   17,626,725
--------------------------------------------------------------------------------------------------

MEDIA CABLE (1.0%)
Charter Communications
 Term Loan
 09-06-14                                         3.63-5.63         12,383,461           8,342,118
--------------------------------------------------------------------------------------------------

MEDIA NON CABLE (1.1%)
Dex Media West LLC
 Tranche B Term Loan
 TBD                                                    TBD          3,250,000(g,p)      1,618,500
Idearc
 Tranche B Term Loan
 11-17-14                                         3.44-5.77          2,458,744             797,985
Nielsen Finance
 Term Loan
 TBD                                                    TBD          3,090,000(c,g,p)    2,056,519
 08-09-13                                         3.77-4.39          8,232,167(c)        5,478,837
                                                                                       -----------
Total                                                                                    9,951,841
--------------------------------------------------------------------------------------------------

METALS (0.1%)
Noranda Aluminum
 Tranche B Term Loan
 TBD                                                    TBD            750,000(g,p)        438,750
--------------------------------------------------------------------------------------------------

OIL FIELD SERVICES (1.4%)
Dresser
 2nd Lien Term Loan
 05-04-15                                              7.99         20,560,000          12,473,135
--------------------------------------------------------------------------------------------------

OTHER FINANCIAL INSTITUTIONS (0.6%)
ACE Cash Express
 Tranche B Term Loan
 10-05-13                                              6.77          9,565,855           5,261,220
--------------------------------------------------------------------------------------------------

PAPER (0.5%)
Georgia-Pacific
 Tranche B1 Term Loan
 TBD                                                    TBD          5,804,290(g,p)      4,516,492
--------------------------------------------------------------------------------------------------

RETAILERS (1.4%)
Neiman Marcus Group
 Term Loan
 TBD                                                    TBD          5,191,251(g,p)      3,263,065
 04-06-13                                              4.57          2,123,950           1,335,051
Toys "R" Us
 Tranche B Term Loan
 TBD                                                    TBD          1,870,000(g,p)      1,095,502
 07-19-12                                              5.72         11,110,199           6,508,688
                                                                                       -----------
Total                                                                                   12,202,306
--------------------------------------------------------------------------------------------------

TECHNOLOGY (1.7%)
Flextronics Intl
 Term Loan
 10-01-14                                         6.13-7.07         13,951,055           9,486,718
Flextronics Intl
 Tranche A1A Delayed Draw Term Loan
 10-01-14                                              7.07          4,008,924           2,726,068
SunGard Data Systems
 Tranche B Term Loan
 TBD                                                    TBD          3,305,000(g,p)      2,267,527
                                                                                       -----------
Total                                                                                   14,480,313
--------------------------------------------------------------------------------------------------

WIRELINES (0.8%)
Fairpoint Communications
 Tranche B Term Loan
 03-08-15                                              6.56         11,558,000           7,235,308
--------------------------------------------------------------------------------------------------
TOTAL SENIOR LOANS)
(Cost: $196,922,339)                                                                  $133,274,005
--------------------------------------------------------------------------------------------------






COMMON STOCKS (--%)
ISSUER                                                 SHARES                VALUE(a)
OIL, GAS & CONSUMABLE FUELS (--%)
Link Energy LLC Unit                                  1,646,684(b,j)          $11,527
-------------------------------------------------------------------------------------



                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  23

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

PAPER & FOREST PRODUCTS (--%)
Crown Paper Escrow                                   29,470,000(b,k)              $29
-------------------------------------------------------------------------------------

TEXTILES, APPAREL & LUXURY GOODS (--%)
Arena Brands                                            111,111(b,k,l)        158,889
-------------------------------------------------------------------------------------
TOTAL COMMON STOCKS
(Cost: $18,965,223)                                                          $170,445
-------------------------------------------------------------------------------------



OTHER (0.3%)
ISSUER                                                 SHARES                VALUE(a)
OTHER FINANCIAL INSTITUTIONS
Varde Fund V LP                                      25,000,000(e,k,l)     $2,698,250
-------------------------------------------------------------------------------------
TOTAL OTHER
(Cost: $--)                                                                $2,698,250
-------------------------------------------------------------------------------------



MONEY MARKET FUND (7.5%)
                                                       SHARES                VALUE(a)
RiverSource Short-Term Cash Fund, 0.69%              66,162,340(r)        $66,162,340
-------------------------------------------------------------------------------------
TOTAL MONEY MARKET FUND
(Cost: $66,162,340)                                                       $66,162,340
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $1,290,928,670)(s)                                                $889,154,785
=====================================================================================




NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b) Non-income producing. For long-term debt securities, item identified is in default as to payment of interest and/or principal.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in U.S. dollar currency unless otherwise noted. At Nov. 30, 2008, the value of foreign securities represented 3.2% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security may be determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At Nov. 30, 2008, the value of these securities amounted to $144,771,094 or 16.5% of net assets.

(e) The share amount for Limited Liability Companies (LLC) or Limited Partnerships (LP) represents capital contributions.

(f) Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and collateralized mortgage obligations. These securities may be issued or guaranteed by U.S. government agencies or instrumentalities, or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. The maturity dates shown represent the original maturity of the underlying obligation. Actual maturity may vary based upon prepayment activity on these obligations. Unless otherwise noted, the coupon rates presented are fixed rates.


--------------------------------------------------------------------------------
24  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

(g) At Nov. 30, 2008, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $41,979,589. See Note 1 to the financial statements.

(h) Senior loans have rates of interest that float periodically based primarily on the London Interbank Offered Rate ("LIBOR") and other short-term rates. Remaining maturities of senior loans may be less than the stated maturities shown as a result of contractual or optional prepayments by the borrower. Such prepayments cannot be predicted with certainty.

(i) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on Nov. 30, 2008.

(j) Investments representing 5% or more of the outstanding voting securities of the issuer. Transactions with companies that are or were affiliates during the six months ended Nov. 30, 2008 are as follows:

                              BEGINNING   PURCHASE  SALES     ENDING    DIVIDEND
     ISSUER                      COST       COST     COST      COST      INCOME   VALUE(A)
     -------------------------------------------------------------------------------------
     Link Energy LLC Unit    $13,076,335     $--     $--   $13,076,335     $--     $11,527


(k)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). Information concerning such security holdings at Nov. 30, 2008, is as follows:

                                           ACQUISITION
     SECURITY                                 DATES                 COST
     ----------------------------------------------------------------------
     Arena Brands
       Common                               09-03-92             $5,888,888
     Crown Paper Escrow
       Common                               04-16-07                     --
     Great Lakes Gaming of Michigan
       Term Loan
       9.00% 2012                    03-01-07 thru 09-15-07       8,114,567
     United Artists Theatre Circuit
       Pass-Through Ctfs Series BB5
       9.30% 2015                    12-08-95 thru 04-03-02       6,129,317
     United Artists Theatre Circuit
       Pass-Through Ctfs Series BC3
       9.30% 2015                           12-06-01              1,684,496
     Varde Fund V LP                 04-27-00 thru 06-19-00              --*


     * The original cost for this position in fiscal year 2004 was $25,000,000. From Sept. 29, 2004 through March 7, 2005, $25,000,000 was returned to the fund in the form of return of capital

(l) Security valued by management at fair value according to procedures approved, in good faith, by the Board.

(m) For those zero coupon bonds that become coupon paying at a future date, the interest rate disclosed represents the annualized effective yield from the date of acquisition to maturity.


--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  25

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

(n) Pay-in-kind securities are securities in which the issuer makes interest or dividend payments in cash or in additional securities. The securities usually have the same terms as the original holdings.

(o) On Sept. 15, 2008, Lehman Brothers Holdings filed a Chapter 11 bankruptcy petition.

(p) Represents a senior loan purchased on a when-issued or delayed-delivery basis. Certain details associated with this purchase are not known prior to the settlement date of the transaction. In addition, senior loans typically trade without accrued interest and therefore a weighted average coupon rate is not available prior to settlement. At settlement, if still unknown, the borrower or counterparty will provide the Fund with the final weighted average coupon rate and maturity date.

(q) At Nov. 30, 2008, the Fund had unfunded senior loan commitments pursuant to the terms of the loan agreement. The Fund receives a stated coupon rate until the borrower draws on the loan commitment, at which time the rate will become the stated rate in the loan agreement.

                                                      UNFUNDED
     BORROWER                                        COMMITMENT
     ----------------------------------------------------------
     Fontainebleau Las Vegas
       Delayed Draw                                  $5,509,045


(r) Affiliated Money Market Fund -- See Note 5 to the financial statements. The rate shown is the seven-day current annualized yield at Nov. 30, 2008.

(s) At Nov. 30, 2008, the cost of securities for federal income tax purposes was approximately $1,290,929,000 and the approximate aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                           $4,239,000
     Unrealized depreciation                         (406,013,000)
     ------------------------------------------------------------
     Net unrealized depreciation                    $(401,774,000)
     ------------------------------------------------------------


The industries identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


--------------------------------------------------------------------------------
26  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

FAIR VALUE MEASUREMENTS


Statement of Financial Accounting Standards No. 157 (SFAS 157) seeks to implement more uniform reporting relating to the fair valuation of securities for financial statement purposes. Mutual funds are required to implement the requirements of this standard for fiscal years beginning after Nov. 15, 2007. While uniformity of presentation is the objective of the standard, industry implementation has just begun and it is likely that there will be a range of practices utilized and it will be some period of time before industry practices become more uniform. For this reason care should be exercised in interpreting this information and/or using it for comparison with other mutual funds.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below:

     - Level 1 -- quoted prices in active markets for identical securities

     - Level 2 -- other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risks, etc.)

     - Level 3 -- significant unobservable inputs (including the Fund's own assumptions in determining the fair value of investments)

Observable inputs are those based on market data obtained from sources independent of the fund, and unobservable inputs reflect the fund's own assumptions based on the best information available. The input levels are not necessarily an indication of the risk or liquidity associated with investments at that level.

The following table is a summary of the inputs used to value the Fund's investments as of Nov. 30, 2008:

                                        FAIR VALUE AT NOV. 30, 2008
                       ------------------------------------------------------------
                            LEVEL 1         LEVEL 2
                         QUOTED PRICES       OTHER         LEVEL 3
                           IN ACTIVE      SIGNIFICANT    SIGNIFICANT
                          MARKETS FOR      OBSERVABLE   UNOBSERVABLE
DESCRIPTION            IDENTICAL ASSETS      INPUTS        INPUTS         TOTAL
-----------------------------------------------------------------------------------
Investments in
  securities              $66,162,340     $802,084,569   $20,907,876   $889,154,785


The following table is a reconciliation of Level 3 assets for which significant unobservable inputs were used to determine fair value.

                                                    INVESTMENTS IN
                                                      SECURITIES
------------------------------------------------------------------
Balance as of May 31, 2008                            $26,107,878
  Accrued discounts/premiums                               46,978
  Realized gain (loss)                                    412,641
  Change in unrealized appreciation
    (depreciation)                                     (3,618,853)
  Net purchases (sales)                                (2,040,768)
  Transfers in and/or out of Level 3                           --
------------------------------------------------------------------
Balance as of Nov. 30, 2008                           $20,907,876
------------------------------------------------------------------






--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  27

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------



HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.


--------------------------------------------------------------------------------
28  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

STATEMENT OF ASSETS AND LIABILITIES --------------------------------------------
NOV. 30, 2008 (UNAUDITED)


ASSETS
Investments in securities, at value
  Unaffiliated issuers (identified cost $1,211,689,995)                   $   822,980,918
  Affiliated money market fund (identified cost $66,162,340)                   66,162,340
  Other affiliated issuers (identified cost $13,076,335)                           11,527
-----------------------------------------------------------------------------------------
Total investments in securities (identified cost $1,290,928,670)              889,154,785
Capital shares receivable                                                       2,727,895
Dividends and accrued interest receivable                                      24,621,619
Receivable for investment securities sold                                      10,722,081
Other receivable                                                                  220,452
-----------------------------------------------------------------------------------------
Total assets                                                                  927,446,832
-----------------------------------------------------------------------------------------
LIABILITIES
Dividends payable to shareholders                                               1,079,069
Capital shares payable                                                          1,174,736
Payable for investment securities purchased                                    47,332,115
Accrued investment management services fees                                        28,261
Accrued distribution fees                                                         177,586
Accrued transfer agency fees                                                       10,097
Accrued administrative services fees                                                3,250
Accrued plan administration services fees                                             280
Other accrued expenses                                                            195,332
-----------------------------------------------------------------------------------------
Total liabilities                                                              50,000,726
-----------------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                        $   877,446,106
-----------------------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                           $     4,577,329
Additional paid-in capital                                                  2,703,836,895
Excess of distributions over net investment income                             (1,038,245)
Accumulated net realized gain (loss)                                       (1,428,376,440)
Unrealized appreciation (depreciation) on investments
  and on translation of assets and liabilities in foreign currencies         (401,553,433)
-----------------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding capital stock  $   877,446,106
-----------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  29

STATEMENT OF ASSETS AND LIABILITIES (continued) --------------------------------

NET ASSET VALUE PER SHARE
                              NET ASSETS   SHARES OUTSTANDING   NET ASSET VALUE PER SHARE
Class A                     $713,352,124          372,021,638                       $1.92(1)
Class B                     $ 89,891,192           46,900,987                       $1.92
Class C                     $ 11,662,478            6,121,775                       $1.91
Class I                     $ 49,225,589           25,697,857                       $1.92
Class R2                    $      3,413                1,775                       $1.92
Class R3                    $    503,624              261,213                       $1.93
Class R4                    $    876,565              457,103                       $1.92
Class R5                    $      3,253                1,695                       $1.92
Class W                     $ 11,927,868            6,268,887                       $1.90
-----------------------------------------------------------------------------------------



(1) The maximum offering price per share for Class A is $2.02. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 4.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
30  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

STATEMENT OF OPERATIONS --------------------------------------------------------
SIX MONTHS ENDED NOV. 30, 2008 (UNAUDITED)


INVESTMENT INCOME
Income:
Interest                                                           $  57,489,045
Income distributions from affiliated money market fund                   531,653
  Less foreign taxes withheld                                            102,500
--------------------------------------------------------------------------------
Total income                                                          58,123,198
--------------------------------------------------------------------------------
Expenses:
Investment management services fees                                    3,486,257
Distribution fees
  Class A                                                              1,201,245
  Class B                                                                658,421
  Class C                                                                 79,355
  Class R2                                                                    26
  Class R3                                                                   178
  Class W                                                                 22,484
Transfer agency fees
  Class A                                                                853,413
  Class B                                                                123,578
  Class C                                                                 14,478
  Class R2                                                                     2
  Class R3                                                                    36
  Class R4                                                                   220
  Class R5                                                                     1
  Class W                                                                 17,987
Administrative services fees                                             394,146
Plan administration services fees
  Class R2                                                                    13
  Class R3                                                                   178
  Class R4                                                                 1,103
Compensation of board members                                             15,596
Custodian fees                                                            71,420
Printing and postage                                                     144,550
Registration fees                                                         46,124
Professional fees                                                         41,402
Other                                                                     11,757
--------------------------------------------------------------------------------
Total expenses                                                         7,183,970
  Expenses waived/reimbursed by the Investment Manager and its
    affiliates                                                          (661,918)
  Earnings and bank fee credits on cash balances                         (10,397)
--------------------------------------------------------------------------------
Total net expenses                                                     6,511,655
--------------------------------------------------------------------------------
Investment income (loss) -- net                                       51,611,543

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  31

STATEMENT OF OPERATIONS (continued) --------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
  Security transactions                                            $ (61,156,560)
  Swap transactions                                                     (374,325)
--------------------------------------------------------------------------------
Net realized gain (loss) on investments                              (61,530,885)
Net change in unrealized appreciation (depreciation) on
  investments
  and on translation of assets and liabilities in foreign
  currencies                                                        (326,180,399)
--------------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies               (387,711,284)
--------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations    $(336,099,741)
--------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
32  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS --------------------------------------------


                                                                   SIX MONTHS ENDED      YEAR ENDED
                                                                      NOV. 30, 2008    MAY 31, 2008
                                                                        (UNAUDITED)
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                      $   51,611,543  $  126,020,300
Net realized gain (loss) on investments                                 (61,530,885)    (73,331,801)
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                                   (326,180,399)   (113,650,004)
---------------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations        (336,099,741)    (60,961,505)
---------------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income
    Class A                                                             (41,691,845)    (92,027,977)
    Class B                                                              (5,175,486)    (14,410,322)
    Class C                                                                (628,455)     (1,392,372)
    Class I                                                              (2,862,512)     (8,054,105)
    Class R2                                                                   (453)           (369)
    Class R3                                                                 (7,416)           (344)
    Class R4                                                                (39,914)        (82,390)
    Class R5                                                                   (188)           (363)
    Class W                                                                (773,010)     (4,192,045)
Tax return of capital
    Class A                                                                      --         (40,163)
    Class B                                                                      --          (6,289)
    Class C                                                                      --            (608)
    Class I                                                                      --          (3,515)
    Class R4                                                                     --             (36)
    Class W                                                                      --          (1,829)
---------------------------------------------------------------------------------------------------
Total distributions                                                     (51,179,279)   (120,212,727)

---------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  33

STATEMENTS OF CHANGES IN NET ASSETS (continued) --------------------------------

                                                                   SIX MONTHS ENDED      YEAR ENDED
                                                                      NOV. 30, 2008    MAY 31, 2008
                                                                        (UNAUDITED)
CAPITAL SHARE TRANSACTIONS
Proceeds from sales
  Class A shares                                                     $   64,458,594  $  196,422,904
  Class B shares                                                          5,159,258      18,833,838
  Class C shares                                                          1,594,148       2,467,245
  Class I shares                                                          3,609,635      42,473,426
  Class R2 shares                                                            65,652           4,052
  Class R3 shares                                                           583,511              --
  Class R4 shares                                                           436,186         435,232
  Class W shares                                                          2,444,051     112,121,312
Reinvestment of distributions at net asset value
  Class A shares                                                         30,163,257      69,001,568
  Class B shares                                                          3,996,016      11,411,686
  Class C shares                                                            489,770       1,125,071
  Class I shares                                                          2,835,445       8,139,335
  Class R2 shares                                                                80              38
  Class R3 shares                                                             6,624              --
  Class R4 shares                                                            39,278          83,570
  Class W shares                                                            768,490       4,214,685
Payments for redemptions
  Class A shares                                                       (201,267,678)   (460,100,793)
  Class B shares                                                        (51,308,662)   (151,878,801)
  Class C shares                                                         (3,908,902)     (8,296,094)
  Class I shares                                                         (8,845,144)    (63,573,729)
  Class R2 shares                                                           (67,143)           (183)
  Class R3 shares                                                            (9,213)             --
  Class R4 shares                                                          (201,327)       (734,634)
  Class W shares                                                         (8,049,420)   (116,812,442)
---------------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share transactions      (157,007,494)   (334,662,714)
---------------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                                (544,286,514)   (515,836,946)
Net assets at beginning of period                                     1,421,732,620   1,937,569,566
---------------------------------------------------------------------------------------------------
Net assets at end of period                                          $  877,446,106  $1,421,732,620
---------------------------------------------------------------------------------------------------
Excess of distributions over net investment income                   $   (1,038,245) $   (1,470,509)
---------------------------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
34  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

FINANCIAL HIGHLIGHTS -----------------------------------------------------------

CLASS A


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                       2008(l)          2008         2007         2006         2005
Net asset value, beginning of period                 $2.74        $3.02        $2.89        $2.86        $2.74
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .11(b)       .22(b)       .20          .20          .19
Net gains (losses) (both realized and
 unrealized)                                          (.82)        (.29)         .15          .03          .12
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.71)        (.07)         .35          .23          .31
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.11)        (.21)        (.22)        (.20)        (.19)
Tax return of capital                                   --         (.00)(c)       --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.11)        (.21)        (.22)        (.20)        (.19)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.92        $2.74        $3.02        $2.89        $2.86
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $713       $1,134       $1,463       $1,535       $1,735
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.14%(f)     1.13%        1.08%        1.08%        1.04%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                     1.02%(f)     1.10%        1.08%        1.08%        1.04%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         8.75%(f)     7.71%        6.94%        6.78%        6.67%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                28%          64%          95%          93%         105%
--------------------------------------------------------------------------------------------------------------
Total return(i)                                    (26.68%)(j)   (2.40%)      12.77%(k)     8.27%       11.56%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.

(b) Per share amounts have been calculated using the average shares outstanding method.

(c) Rounds to zero.

(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.

(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.

(f) Adjusted to an annual basis.

(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).

(h) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits were less than 0.01% of average net assets for the six months ended Nov. 30, 2008 and for the year ended May 31, 2008.

(i) Total return does not reflect payment of a sales charge.

(j) Not annualized.

(k) During the year ended May 31, 2007, Ameriprise Financial reimbursed the Fund for a loss on a trading error. Had the Fund not received this reimbursement, total return would have been lower by 0.01%.

(l) Six months ended Nov. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  35

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS B


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                       2008(l)          2008         2007         2006         2005
Net asset value, beginning of period                 $2.74        $3.02        $2.89        $2.86        $2.74
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .10(b)       .19(b)       .18          .18          .17
Net gains (losses) (both realized and
 unrealized)                                          (.82)        (.29)         .15          .03          .12
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.72)        (.10)         .33          .21          .29
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.10)        (.18)        (.20)        (.18)        (.17)
Tax return of capital                                   --         (.00)(c)       --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.10)        (.18)        (.20)        (.18)        (.17)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.92        $2.74        $3.02        $2.89        $2.86
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $90         $174         $321         $433         $629
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.89%(f)     1.89%        1.84%        1.83%        1.79%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                     1.78%(f)     1.86%        1.84%        1.83%        1.79%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         7.90%(f)     6.92%        6.18%        6.00%        5.92%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                28%          64%          95%          93%         105%
--------------------------------------------------------------------------------------------------------------
Total return(i)                                    (27.06%)(j)   (3.17%)      11.91%(k)     7.45%       10.72%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(h) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Nov. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.85% for the year ended May 31, 2008.
(i) Total return does not reflect payment of a sales charge.
(j) Not annualized.
(k) During the year ended May 31, 2007, Ameriprise Financial reimbursed the Fund for a loss on a trading error. Had the Fund not received this reimbursement, total return would have been lower by 0.01%.
(l) Six months ended Nov. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
36  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

CLASS C


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                       2008(l)          2008         2007         2006         2005
Net asset value, beginning of period                 $2.72        $3.00        $2.87        $2.84        $2.73
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .10(b)       .19(b)       .18          .18          .17
Net gains (losses) (both realized and
 unrealized)                                          (.81)        (.29)         .15          .03          .11
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.71)        (.10)         .33          .21          .28
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.10)        (.18)        (.20)        (.18)        (.17)
Tax return of capital                                   --         (.00)(c)       --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.10)        (.18)        (.20)        (.18)        (.17)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.91        $2.72        $3.00        $2.87        $2.84
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $12          $19          $26          $28          $36
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.89%(f)     1.88%        1.83%        1.83%        1.79%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                     1.77%(f)     1.86%        1.83%        1.83%        1.79%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         7.99%(f)     6.95%        6.18%        6.02%        5.92%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                28%          64%          95%          93%         105%
--------------------------------------------------------------------------------------------------------------
Total return(i)                                    (26.81%)(j)   (3.21%)      11.95%(k)     7.47%       10.35%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(h) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Nov. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.85% for the year ended May 31, 2008.
(i) Total return does not reflect payment of a sales charge.
(j) Not annualized.
(k) During the year ended May 31, 2007, Ameriprise Financial reimbursed the Fund for a loss on a trading error. Had the Fund not received this reimbursement, total return would have been lower by 0.01%.
(l) Six months ended Nov. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  37

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS I


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                       2008(k)          2008         2007         2006         2005
Net asset value, beginning of period                 $2.73        $3.02        $2.89        $2.86        $2.74
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .11(b)       .23(b)       .21          .21          .21
Net gains (losses) (both realized and
 unrealized)                                          (.81)        (.30)         .16          .03          .11
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.70)        (.07)         .37          .24          .32
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.11)        (.22)        (.24)        (.21)        (.20)
Tax return of capital                                   --         (.00)(c)       --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.11)        (.22)        (.24)        (.21)        (.20)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.92        $2.73        $3.02        $2.89        $2.86
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $49          $72          $97          $24          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                          .71%(f)      .72%         .67%         .69%         .64%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                      .65%(f)      .69%         .67%         .69%         .64%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         9.16%(f)     8.13%        7.37%        7.49%        7.06%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                28%          64%          95%          93%         105%
--------------------------------------------------------------------------------------------------------------
Total return                                       (26.27%)(i)   (2.36%)      13.21%(j)     8.69%       11.97%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(h) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits were less than 0.01% of average net assets for the six months ended Nov. 30, 2008 and for the year ended May 31, 2008.
(i) Not annualized.
(j) During the year ended May 31, 2007, Ameriprise Financial reimbursed the Fund for a loss on a trading error. Had the Fund not received this reimbursement, total return would have been lower by 0.01%.
(k) Six months ended Nov. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
38  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

CLASS R2


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                       2008(j)          2008     2007(b)
Net asset value, beginning of period                 $2.74        $3.02        $2.95
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .10(c)       .21(c)       .11
Net gains (losses) (both realized and
 unrealized)                                          (.82)        (.29)         .05
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.72)        (.08)         .16
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.10)        (.20)        (.09)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.92        $2.74        $3.02
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.55%(f)     1.51%        1.45%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                     1.37%(f)     1.25%        1.45%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         8.68%(f)     7.63%        6.58%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                28%          64%          95%
--------------------------------------------------------------------------------------------------------------
Total return                                       (26.85%)(i)   (2.75%)       5.72%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to May 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(h) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits were less than 0.01% of average net assets for the six months ended Nov. 30, 2008 and for the year ended May 31, 2008.
(i) Not annualized.
(j) Six months ended Nov. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  39

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS R3


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                       2008(j)          2008     2007(b)
Net asset value, beginning of period                 $2.74        $3.02        $2.95
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .12(c)       .22(c)       .11
Net gains (losses) (both realized and
 unrealized)                                          (.82)        (.29)         .06
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.70)        (.07)         .17
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.11)        (.21)        (.10)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.93        $2.74        $3.02
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $1          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.29%(f)     1.26%        1.20%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                     1.20%(f)      .99%        1.20%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                        11.54%(f)     7.82%        6.84%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                28%          64%          95%
--------------------------------------------------------------------------------------------------------------
Total return                                       (26.30%)(i)   (2.47%)       5.85%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to May 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(h) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits were less than 0.01% of average net assets for the six months ended Nov. 30, 2008 and for the year ended May 31, 2008.
(i) Not annualized.
(j) Six months ended Nov. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
40  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

CLASS R4


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                       2008(k)          2008         2007         2006         2005
Net asset value, beginning of period                 $2.74        $3.01        $2.89        $2.86        $2.74
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .11(b)       .23(b)       .21          .21          .20
Net gains (losses) (both realized and
 unrealized)                                          (.82)        (.29)         .14          .02          .12
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.71)        (.06)         .35          .23          .32
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.11)        (.21)        (.23)        (.20)        (.20)
Tax return of capital                                   --         (.00)(c)       --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.11)        (.21)        (.23)        (.20)        (.20)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.92        $2.74        $3.01        $2.89        $2.86
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $1           $1           $1           $1           $1
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.01%(f)     1.02%         .94%         .90%         .87%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                      .79%(f)      .76%         .93%         .90%         .87%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         9.20%(f)     8.07%        7.10%        6.96%        6.84%
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                28%          64%          95%          93%         105%
--------------------------------------------------------------------------------------------------------------
Total return                                       (26.60%)(i)   (1.87%)      12.56%(j)     8.45%       11.75%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(h) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Nov. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 0.75% for the year ended May 31, 2008.
(i) Not annualized.
(j) During the year ended May 31, 2007, Ameriprise Financial reimbursed the Fund for a loss on a trading error. Had the Fund not received this reimbursement, total return would have been lower by 0.01%.
(k) Six months ended Nov. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  41

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS R5


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                       2008(j)          2008     2007(b)
Net asset value, beginning of period                 $2.74        $3.02        $2.95
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .11(c)       .22(c)       .12
Net gains (losses) (both realized and
 unrealized)                                          (.82)        (.28)         .05
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.71)        (.06)         .17
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.11)        (.22)        (.10)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.92        $2.74        $3.02
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                          .78%(f)      .78%         .71%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                      .70%(f)      .75%         .71%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         9.12%(f)     8.06%        7.33%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                28%          64%          95%
--------------------------------------------------------------------------------------------------------------
Total return                                       (26.56%)(i)   (2.06%)       6.09%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to May 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(h) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits were less than 0.01% of average net assets for the six months ended Nov. 30, 2008 and for the year ended May 31, 2008.
(i) Not annualized.
(j) Six months ended Nov. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
42  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

--------------------------------------------------------------------------------

CLASS W


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended May 31,                       2008(k)          2008     2007(b)
Net asset value, beginning of period                 $2.71        $3.00        $2.94
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .11(c)       .21(c)       .11
Net gains (losses) (both realized and
 unrealized)                                          (.82)        (.30)         .07
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.71)        (.09)         .18
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.10)        (.20)        (.12)
Tax return of capital                                   --         (.00)(d)       --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.10)        (.20)        (.12)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.90        $2.71        $3.00
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $12          $23          $30
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(e),(f)                         1.16%(g)     1.17%        1.06%(g)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(f),(h),(i)                     1.10%(g)     1.14%        1.06%(g)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         8.64%(g)     7.59%        6.05%(g)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                28%          64%          95%
--------------------------------------------------------------------------------------------------------------
Total return                                       (26.68%)(j)   (2.87%)       6.20%(j)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 1, 2006 (inception date) to May 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Rounds to zero.
(e) Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(f) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(g) Adjusted to an annual basis.
(h) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds).
(i) Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Nov. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after expense waiver/reimbursement and after reduction for earnings and bank fee credits was 1.13% for the year ended May 31, 2008.
(j) Not annualized.
(k) Six months ended Nov. 30, 2008 (Unaudited).

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  43

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------
(UNAUDITED AS TO NOV. 30, 2008)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource High Yield Bond Fund (the Fund) is a series of RiverSource High Yield Income Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource High Yield Income Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in high-yielding, high risk corporate bonds, commonly known as junk bonds.

The Fund offers Class A, Class B, Class C, Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I, Class R2, Class R3, Class R4 and Class R5 shares are sold without a front end sales charge or CDSC and are offered to qualifying institutional investors.

- Class W shares are sold without a front-end sales charge or CDSC and are offered through qualifying discretionary accounts.

At Nov. 30, 2008, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) and the RiverSource affiliated funds-of-funds owned 100% of Class I shares and the Investment Manager owned 100% of Class R5 shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.


--------------------------------------------------------------------------------
44  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

VALUATION OF SECURITIES
Effective June 1, 2008, the Fund adopted Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. There was no impact to the Fund's net assets or results of operations upon adoption. The fair valuation measurements disclosure can be found following the Notes to Portfolio of Investments.

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. When market quotes are not readily available, the pricing service, in determining fair values of debt securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange. Swap transactions are valued through an authorized pricing service, broker, or an internal model.


--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  45

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost, which approximates fair value.

ILLIQUID SECURITIES
At Nov. 30, 2008, investments in securities included issues that are illiquid which the Fund currently limits to 15% of net assets, at market value, at the time of purchase. The aggregate value of such securities at Nov. 30, 2008 was $18,834,146 representing 2.15% of net assets. Certain illiquid securities may be valued by management at fair value according to procedures approved, in good faith, by the Board. According to Board guidelines, certain unregistered securities are determined to be liquid and are not included within the 15% limitation specified above. Assets are liquid if they can be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the asset is valued by the Fund.

INVESTMENTS IN LOANS
The senior loans acquired by the Fund typically take the form of a direct lending relationship with the borrower acquired through an assignment of another lender's interest in a loan. The lead lender in a typical corporate loan syndicate administers the loan and monitors collateral. In the event that the lead lender becomes insolvent, enters FDIC receivership, or, if not FDIC insured, enters into bankruptcy, the Fund may incur certain costs and delays in realizing payment, or may suffer a loss of principal and/or interest. Loans are typically secured but may be unsecured. The primary risk arising from investing in subordinated loans or in unsecured loans is the potential loss in the event of default by the issuer of the loans.

SECURITIES PURCHASED ON A FORWARD-COMMITMENT BASIS AND UNFUNDED LOAN COMMITMENTS Delivery and payment for securities that have been purchased by the Fund on a forward-commitment basis, including when-issued securities and other forward-commitments, can take place one month or more after the transaction date. During this period, such securities are subject to market fluctuations, and they may affect the Fund's net assets the same as owned securities. The Fund designates cash or liquid securities at least equal to the amount of its forward-commitments. At Nov. 30, 2008, the Fund has outstanding when-issued securities of $7,530,686 and other forward-commitments of $34,448,903.

The Fund may enter into certain credit agreements, all or a portion of which may be unfunded. The Fund is obligated to fund these loan commitments at the borrower's discretion. These commitments are disclosed in the Portfolio of Investments. At Nov. 30, 2008, the Fund has entered into unfunded loan commitments of $5,509,045.


--------------------------------------------------------------------------------
46  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

OPTION TRANSACTIONS
To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options (OTC options) trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. Option contracts, including OTC option contracts, with no readily available market value are valued using quotations obtained from independent brokers as of the close of the New York Stock Exchange. The Fund will realize a gain or loss when the option transaction expires or closes. When options on debt securities or futures are exercised, the Fund will realize a gain or loss. When other options are exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. At Nov. 30, 2008, and for the six months then ended, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS
To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures and options on futures are valued daily based upon the last sale price at the close of the market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund

--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT 47 recognizes a realized gain or loss when the contract is closed or expires. At Nov. 30, 2008, the Fund had no outstanding futures contracts.

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS
Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the counterparty will not complete its contract obligations. At Nov. 30, 2008, the Fund had no outstanding forward foreign currency contracts.

CMBS TOTAL RETURN SWAP TRANSACTIONS
The Fund may enter into swap agreements to earn the total return on a specified security or index of fixed income securities. CMBS total return swaps are bilateral financial contracts designed to replicate synthetically the total returns of commercial mortgage-backed securities. Under the terms of the swaps, the Fund either receives or pays the total return on a reference security or index applied to a notional principal amount. In return, the Fund agrees to pay or receive from the counterparty a floating rate, which is reset periodically based on short-term interest rates, applied to the same notional amount.

The notional amounts of swap contracts are not recorded in the financial statements. Swaps are valued daily, and the change in value is recorded as unrealized appreciation (depreciation) until the termination of the swap, at which time realized gain (loss) is recorded. Payments received or made are recorded as realized gains (losses).

Swap agreements may be subject to liquidity risk, which exists when a particular swap is difficult to purchase or sell. It may not be possible for the Fund to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses. Total return swaps are subject to the risk that the counterparty will default on its obligation to pay net amounts due to the

--------------------------------------------------------------------------------
48  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

Fund. At Nov. 30, 2008, the Fund had no outstanding CMBS total return swap contracts.

CREDIT DEFAULT SWAP TRANSACTIONS
The Fund may enter into credit default swap contracts to increase or decrease its credit exposure to an issuer, obligation, portfolio, or index of issuers or obligations, to hedge its exposure on an obligation that it owns or in lieu of selling such obligations. As the purchaser of a credit default swap contract, the Fund purchases protection by paying a periodic interest rate on the notional amount to the counterparty. The interest amount is accrued daily as a component of unrealized appreciation (depreciation) and is recorded as a realized loss upon payment. If the credit event specified in the contract occurs, the Fund will be required to deliver either the referenced obligation or an equivalent cash amount to the protection seller and in exchange the Fund will receive the notional amount from the seller. The difference between the value of the obligation delivered and the notional amount received will be recorded as a realized gain (loss). As the seller of a credit default swap contract, the Fund sells protection to a buyer and will generally receive a periodic interest rate on the notional amount. The interest amount is accrued daily as a component of unrealized appreciation (depreciation) and is recorded as a realized gain upon receipt of the payment. If the credit event specified in the contract occurs, the Fund will receive the referenced obligation or an equivalent cash amount in exchange for the payment of the notional amount to the protection buyer. The difference between the value of the obligation received and the notional amount paid will be recorded as a realized gain (loss). As a protection seller, the maximum amount of the payment made by the Fund may equal the notional amount, at par, of the underlying index or security as a result of the related credit event.

The notional amounts of credit default swap contracts are not recorded in the financial statements. Any premium paid or received by the Fund upon entering into a credit default swap contract is recorded as an asset or liability and amortized daily as a component of realized gain (loss) on the Statement of Operations. At Nov. 30, 2008, there were no credit default swap contracts outstanding which had a premium paid or received by the Fund. Credit default swap contracts are valued daily, and the change in value is recorded as unrealized appreciation (depreciation) until the termination of the swap, at which time a realized gain (loss) is recorded.

Credit default swap contracts can involve greater risks than if a fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to counterparty credit risk, leverage risk, hedging risk, correlation risk and liquidity risk. The Fund will enter into credit default swap agreements only with counterparties that meet certain standards of creditworthiness.


--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  49

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to the shareholders. No provision for income or excise taxes is thus required.

Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of recognition of unrealized appreciation (depreciation) for certain derivative investments, investments in partnerships, post-October losses, market discount and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

RECENT ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (SFAS 161), "Disclosures about Derivative Instruments and Hedging
Activities -- an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial

--------------------------------------------------------------------------------
50 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT statements issued for periods beginning after Nov. 15, 2008. As of Nov. 30, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

DIVIDENDS TO SHAREHOLDERS
Dividends from net investment income, declared daily and payable monthly, when available, are reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the last income dividend of the calendar year.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income, if any, is recognized on the ex-dividend date. Non-cash dividends or interest included in investment income, if any, are recorded at the fair market value of the security received. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily. The Fund may place a debt security on non-accrual status and reduce related interest income when it becomes probable that the interest will not be collected and the amount of uncollectible interest can be reasonably estimated. A defaulted debt security is removed from non-accrual status when the issuer resumes interest payments or when collectability of interest is reasonably assured.

2. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.59% to 0.36% annually as the Fund's assets increase. The management fee for the six months ended Nov. 30, 2008 was 0.59% of the Fund's average daily net assets.

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.07% to 0.04% annually as the Fund's assets increase. The fee for the six months ended Nov. 30, 2008 was 0.07% of the Fund's average daily net assets.

OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited

--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT 51 administrative services to the Fund and the Board. For the six months ended Nov. 30, 2008, other expenses paid to the company were $3,522.

COMPENSATION OF BOARD MEMBERS
Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $20.50 for Class A, $21.50 for Class B and $21.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R2, Class R3, Class R4 and Class R5 shares and an annual asset-based fee at a rate of 0.20% of the Fund's average daily net assets attributable to Class W shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES
The Fund has agreements with RiverSource Distributors, Inc. and RiverSource Fund Distributors, Inc. (collectively, the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A, Class R3 and Class W shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, up to 0.75% of the fee is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed ("unreimbursed expense") was approximately $3,630,000 and $123,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of Oct. 31, 2008, and may be

--------------------------------------------------------------------------------
52 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.

SALES CHARGES
Sales charges received by the Distributor for distributing Fund shares were $223,408 for Class A, $45,061 for Class B and $892 for Class C for the six months ended Nov. 30, 2008.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the six months ended Nov. 30, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*) were as follows:

Class A.............................................  1.02%
Class B.............................................  1.78
Class C.............................................  1.77
Class I.............................................  0.65
Class R2............................................  1.37
Class R3............................................  1.20
Class R4............................................  0.79
Class R5............................................  0.70
Class W.............................................  1.10


The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class A..........................................  $276,815
Class B..........................................    37,984
Class C..........................................     4,956


The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R2............................................   $4
Class R3............................................    3
Class R4............................................  692


The management fees waived/reimbursed at the Fund level were $341,464.

The Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until May 31, 2009, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of

--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT 53 acquired funds*) will not exceed the following percentage of the Fund's average daily net assets:

Class A.............................................  1.02%
Class B.............................................  1.78
Class C.............................................  1.77
Class I.............................................  0.65
Class R2............................................  1.45
Class R3............................................  1.20
Class R4............................................  0.95
Class R5............................................  0.70
Class W.............................................  1.10


* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

EARNINGS AND BANK FEE CREDITS
During the six months ended Nov. 30, 2008, the Fund's custodian and transfer agency fees were reduced by $10,397 as a result of earnings and bank fee credits from overnight cash balances.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $312,041,673 and $471,073,686, respectively, for the six months ended Nov. 30, 2008. Realized gains and losses are determined on an identified cost basis.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:


                                     SIX MONTHS ENDED NOV. 30, 2008
                                    ISSUED FOR
                                    REINVESTED                         NET
                         SOLD     DISTRIBUTIONS    REDEEMED    INCREASE (DECREASE)
----------------------------------------------------------------------------------
Class A               26,253,987    12,680,050    (81,341,344)     (42,407,307)
Class B                2,121,676     1,672,026    (20,349,213)     (16,555,511)
Class C                  685,481       206,926     (1,630,769)        (738,362)
Class I                1,510,295     1,196,711     (3,525,716)        (818,710)
Class R2                  25,004            30        (26,434)          (1,400)
Class R3                 260,569         3,353         (4,404)         259,518
Class R4                 187,394        16,813        (83,181)         121,026
Class W                  974,097       323,510     (3,319,937)      (2,022,330)
----------------------------------------------------------------------------------




--------------------------------------------------------------------------------
54  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

                                         YEAR ENDED MAY 31, 2008
                                    ISSUED FOR
                                    REINVESTED                         NET
                         SOLD     DISTRIBUTIONS    REDEEMED    INCREASE (DECREASE)
----------------------------------------------------------------------------------
Class A               69,812,179    24,649,149   (164,712,404)     (70,251,076)
Class B                6,671,784     4,066,883    (53,611,257)     (42,872,590)
Class C                  885,681       404,210     (2,987,355)      (1,697,464)
Class I               14,766,534     2,910,381    (23,351,195)      (5,674,280)
Class R2                   1,533            14            (67)           1,480
Class R4                 154,704        29,801       (263,793)         (79,288)
Class W               39,481,557     1,512,140    (42,718,599)      (1,724,902)
----------------------------------------------------------------------------------


5. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $326,203,118 and $285,826,516, respectively, for the six months ended Nov. 30, 2008. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found on the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at Nov. 30, 2008, can be found in the Portfolio of Investments.

6. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A. (the Administrative Agent), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 16, 2008, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $475 million. The borrowers shall have the right, upon written notice to the Administrative Agent to request an increase of up to $175 million in the aggregate amount of the credit facility from new or existing lenders, provided that the aggregate amount of the credit facility shall at no time exceed $650 million. Participation in such increase by any existing lender shall be at such lender's sole discretion. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.75%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum, in addition to an upfront fee equal to its pro rata

--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT 55 share of 0.02% of the amount of the credit facility. The Fund had no borrowings during the six months ended Nov. 30, 2008.

Under the prior credit facility which was effective until Oct. 15, 2008, the Fund had entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A., whereby the Fund was permitted to borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility agreement, which was a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permitted collective borrowings up to $500 million. Interest was charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matured no later than 60 days after the date of borrowing. The Fund also paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum.

7. CAPITAL LOSS CARRY-OVER

For federal income tax purposes, the Fund had a capital loss carry-over of $1,320,916,274 at May 31, 2008, that if not offset by capital gains will expire as follows:

    2009            2010            2011            2014          2016
$226,001,198    $517,121,802    $552,664,309    $19,078,058    $6,050,907


Because the measurement periods for a regulated investment company's income are different for excise tax purposes versus income tax purposes, special rules are in place to protect the amount of earnings and profits needed to support excise tax distributions. As a result, the Fund is permitted to treat net capital losses realized between Nov. 1, 2007 and its fiscal year end ("post-October loss") as occurring on the first day of the following tax year. At May 31, 2008, the Fund had a post-October loss of $55,632,789 that is treated for income tax purposes as occurring on June 1, 2008.

It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

8. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to

--------------------------------------------------------------------------------
56 RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co., Inc. (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the Seligman Funds); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG). In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and the distributor of the Seligman Funds, Seligman Advisors, Inc., relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be

--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT 57 both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc., Seligman Data Corp. (transfer agent for the Seligman Funds) and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit. Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, each of Seligman, RiverSource Investments and their affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies including those funds in the RiverSource complex of funds. Neither Seligman nor RiverSource Investments believes that the foregoing legal action or other possible actions will have a material adverse impact on Seligman, RiverSource Investments or their current or former clients, including the Seligman Funds and other investment companies managed by RiverSource Investments; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.


--------------------------------------------------------------------------------
58  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


--------------------------------------------------------------------------------
                  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT  59

PROXY VOTING -------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


--------------------------------------------------------------------------------
60  RIVERSOURCE HIGH YIELD BOND FUND -- 2008 SEMIANNUAL REPORT

RIVERSOURCE HIGH YIELD BOND FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                                This report must be accompanied or preceded by the Fund's
                                current prospectus. RiverSource(R) mutual funds are
                                distributed by RiverSource Distributors, Inc., and
                                RiverSource Fund Distributors, Inc., Members FINRA, and
                                managed by RiverSource Investments, LLC. RiverSource is part of Ameriprise Financial, Inc.
(RIVERSOURCE INVESTMENTS LOGO)  (C) 2009 RiverSource Investments, LLC.                             S-6470 Z (1/09)